UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

331 Newman Springs Road Building 1, Suite 104 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

IPC Acquisition Agreement

On December 12, 2013, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”),  entered into a Stock Purchase Agreement (the “IPC Agreement”) with Integration Partners-NY Corporation, a New Jersey corporation (‘IPC”), and Barton F. Graf, Jr. (“Graf”), David C. Nahabedian (“Nahabedian”) and Frank Jadevaia (“Jadevaia”), as the sole shareholders of IPC (each of Graf, Nahabedian and Jadevaia, a “Seller” and collectively the “Sellers”), pursuant to which we agreed to acquire all of the outstanding capital stock of IPC.   Pursuant to the IPC Agreement, the purchase price for the shares will be an amount equal to the sum of:

•
an amount equal (the “Initial Closing Payment”) to (i) the product of 5.2 multiplied by IPC’s trailing-twelve-month EBITDA for the period ended September 30, 2013, (ii) less estimated closing debt, (iii) less estimated company unpaid transaction expenses, (iv) plus any estimated working capital surplus or less any estimated working capital deficiency;

•
a number of shares of our common stock equal to the quotient obtained by dividing (A) (i) the product of 0.2 multiplied by IPC’s trailing-twelve-month EBITDA for the period ended September 30, 2013, (ii) less estimated closing debt, (iii) less estimated company unpaid transaction expenses, (iv) plus any estimated working capital surplus or less any estimated working capital deficiency, by (B) the average closing price of our common stock for the three (3) trading days immediately prior to, but not including, the closing date of the acquisition; plus

•
a number of shares of our common stock, issuable to each of Graf and Nahabedian, equal to $100,000 divided by the average closing price of our common stock for the three (3) trading days immediately prior to, but not including, the closing date of the acquisition.

Approximately two-thirds of the Initial Closing Payment will be payable in cash to Graf and Nahabedian (the “Initial Cash Payment”), and the balance will be payable to Jadevaia in the form of a convertible note.  At closing, we will deposit in escrow 7% of the Initial Cash Payment with Christiana Trust, a division of Wilmington Savings Society, FSB, as escrow agent, to secure the Sellers’ indemnity obligations under the IPC Agreement.  The closing payments are also subject to customary post-closing working capital adjustments.

As additional consideration, following the closing, we will make an additional cash payment in an amount equal to the aggregate amount of (i) the product of 0.6 multiplied by the EBITDA of IPC for the 12-month period beginning on January 1, 2014 (the “Forward EBITDA”), plus (ii) in the event that the Forward EBITDA exceeds the closing trailing-twelve-month EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference.

The IPC Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the IPC Agreement.  The IPC Agreement may be terminated at any time prior to closing (i) by mutual consent of the parties, (ii) by either party if the closing has not occurred by December 31, 2013, (iii) by either party if the other party has breached any of its representations, warranties or covenants or (iv) by either party if a court or governmental authority has issued a final order or ruling prohibiting the transaction.

The foregoing description of the IPC Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is filed herewith as Exhibits 10.1, and incorporated by reference herein. The provisions of the IPC Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

Offering of Convertible Debentures

To fund the cash portion of the purchase price of the IPC acquisition, on December 13, 2013 we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors signatory thereto (the “Inventors”), pursuant to which we issued to the Investors in a private placement (the “Offering”) convertible debentures in an original aggregate principal amount of $11,625,000 (the “Debentures”) and an aggregate of 36,567 shares (the “Shares”) of our common stock.  The number of Shares was equal to 2% of the face amount of the Debentures divided by the Conversion Price (as defined below).

 The Debentures bear interest at the rate of 12% per annum, and are payable in accordance with an amortization schedule, with monthly payments beginning on July 13, 2014 and ending on the final maturity date of June 13, 2015.  At our election, subject to compliance with certain terms and conditions in the Purchase Agreement, the monthly amortization payments may be paid by the issuance of shares of our common stock at a price per share equal to the lesser of (i) the Conversion Price and (ii) 75% of the average of the VWAP (the daily volume weighted average price) of our common stock for the five-trading-day period ending on, and including, the trading day immediately preceding the trading day that is five days prior to the applicable monthly amortization date.

The Debentures are convertible into shares of our common stock at the election of the holder thereof at a conversion price (the “Conversion Price”) equal to the lesser of (i) $6.36, or (ii) 85% of the price per share of our common stock of the first underwritten public offering of not less than $10 million of our equity securities (a “Qualified Offering”).  The Conversion Price is subject to customary anti-dilution provisions.  Notwithstanding the foregoing, the Debenture of a particular holder will not be convertible if such conversion would result in such holder owning more than 4.99% of the issued and outstanding shares of our common stock after such conversion.

We may redeem a Debenture, in whole or in part, for cash at a redemption price (the “Redemption Amount”) equal to 115% of the outstanding principal amount of the Debenture, plus all accrued and unpaid interest, plus an amount equal to the  interest that would have accrued on the Debenture through the one year anniversary of the issuance date.  Upon the occurrence of a Qualified Offering while the Debentures remain outstanding, (i) each holder of a Debenture has the option to force the redemption of a portion of such holder Debenture for a redemption price equal to the Qualified Offering Amount (as defined below), and (ii) we have the option to force the redemption of portion of holder’s Debenture in an amount equal to or less than the Qualified Offering Amount.  The “Qualified Offering Payment” means, with respect to each Debenture, an amount equal to the lesser of (i) 50% of the Redemption Amount and (ii) (a) 50% of the gross proceeds of the Qualified Offering multiplied by (b)(x) the Redemption Amount of such Debenture, divided by (y) the Redemption Amount of all Debentures issued pursuant to the Purchase Agreement.

Beginning on June 13, 2014, we may elect to force the holder of a Debenture to convert all, but not less than all, amounts outstanding under the Debenture into shares of our common stock at the applicable Conversion Price; provided, that we may only elect such forced conversion if certain conditions are met, including the condition that our common stock has been trading at 150% or higher of the applicable Conversion Price for 30 consecutive trading days with an average daily trading volume of not less than $1,000,000 of shares per day.

The Debentures provide that the following events or occurrences constitute an event of default under the Debentures:

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any default in the payment of (i) the principal amount of any Debenture or (ii) interest, liquidated damages and other amounts owing to the holder of any Debenture, which default, solely in the case of an interest payment or other default under clause (ii) above, is not cured within three trading days;

•
we fail to observe or perform any other covenant or agreement contained in the Debentures (other than a failure to deliver shares of our common stock to the holder upon conversion, which breach is addressed below) which failure is not cured, if possible to cure, within certain cure periods;

•
a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) has been declared under (i) the Purchase Agreement, the Registration Rights Agreement (as defined below) or the other transaction documents delivered in connection therewith (the “Transaction Documents”) or (ii) any other material agreement, lease, document or instrument to which we or any of our subsidiaries is obligated;

•
any representation or warranty made in the Debentures, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the holders of the Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

•	we or any “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event (as defined in the Debentures);

•
we or any of our subsidiaries default on any of our or its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (i) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (ii) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

•	our common stock becomes ineligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within five trading days;

•
we shall be a party to any Change of Control Transaction or Fundamental Transaction (as such terms are defined in the Debentures) or shall agree to sell or dispose of all or in excess of 50% of our assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

•	we fail to meet the current public information requirements under Rule 144 under the Securities Act of 1933, as amended, in respect of the Registrable Securities (as defined below);

•
if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the holder of a Debenture shall not be permitted to resell Registrable Securities under the resale registration statement for a period of more than 20 consecutive trading days or 30 non-consecutive trading days during any 12-month period unless it is pursuant to an Allowable Grace Period (as defined in the Registration Rights Agreement);

•
we fail for any reason to deliver certificates to a holder of a Debenture prior to the fifth trading day after a conversion or we notify the holder of our intention to not honor requests for conversions of any Debentures in accordance with the terms thereof; and

•
any monetary judgment, writ or similar final process is entered or filed against us, any of our subsidiaries or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

Upon the occurrence of an event of default, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  The “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest thereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP of our common stock on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 115% of the outstanding principal amount of the Debenture, plus 100% of accrued and unpaid interest hereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.  After the occurrence of an event of default that results in the acceleration of the Debentures, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Additionally, upon the occurrence of an event of default, at the holder’s election each Debenture shall become convertible into shares of our common stock at the lesser of (i) the Conversion Price, and (ii) 70% of the average VWAP of our common stock for the five trading days in the preceding twenty trading days that have the lowest VWAP during such period.

In connection with the Offering, we also entered into a Registration Rights Agreement with the Investors dated December 13, 2013 (the “Registration Rights Agreement”), pursuant to which we agreed to register all Registrable Securities (as defined below) held by the Investors upon the terms and conditions set forth therein.  Pursuant to the Registration Rights Agreement, “Registrable Securities” means the (i) Shares, (ii) the shares of our common stock issuable upon conversion of the Debentures, and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that any of the foregoing securities shall cease to be Registrable Securities upon the earliest to occur of the following with respect to such security: (A) a sale pursuant to an effective registration statement, (B) a sale pursuant to Rule 144 (in which case, only such security sold shall cease to be a Registrable Security); or (C) eligibility for sale under Rule 144 without current public information requirements and volume or manner of sale restrictions.  Pursuant to the Registration Rights Agreement, we agreed to file a resale registration statement under the Securities Act of 1933, as amended, within 10 days of the filing our Annual Report on Form 10-K for the year ending December 31, 2013, which resale registration statement must be declared effective by the Securities and Exchange Commission not later than 60 days after the date of filing.

We also entered into a Voting Agreement, dated as of December 13, 2013, with certain members of management and certain holders of our common stock (the “Voting Agreement”).  Pursuant to the Voting Agreement, the parties thereto agreed to vote in favor of a proposal approving the issuance of shares of our common stock in connection with the conversion of the Debentures.  We intend to seek such stockholder approval in the first half of 2014.

The foregoing description of the Purchase Agreement, the Debentures, the Registration Rights Agreement and the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are filed herewith as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated by reference herein. The provisions of the Purchase Agreement, the Debentures, the Registration Rights Agreement and the Voting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 5.02(e) of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, our board of directors approved the grant of shares of our common stock under our 2012 Performance Incentive Plan to certain members of management and employees, including the following grants to our named executive officers:

•	Mark Munro, our Chairman and Chief Executive Officer, received 50,000 shares of our common stock;

•	Daniel Sullivan, our Chief Financial Officer, received 25,000 shares of our common stock;

•	Roger Ponder, our Chief Operating Officer, received 25,000 shares of our common stock; and

•	Lawrence Sands, our Senior Vice President and Corporate Secretary, received 25,000 shares of our common stock.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated December 12, 2013, among InterCloud Systems, Inc., Integration Partners-NY Corporation, Barton F. Graf, Jr., David C. Nahabedian and Frank Jadevaia

10.2	Securities Purchase Agreement, dated December 13, 2013, among InterCloud Systems, Inc. and investors signatory thereto.

10.3	Form of Debenture

10.4	Registration Rights Agreement, dated December 13, 2013, among InterCloud Systems, Inc. and investors signatory thereto.

10.5
Voting Agreement, dated December 13, 2013, among InterCloud Systems, Inc., Mark Munro, Neil Oristano, Mark Durfee, Charles Miller, Lawrence Sands, Daniel Sullivan, Roger Ponder, Forward Investments LLC, Christo Klele, Mark Blynder, Jenny May, Dr. Vincent Zales, Guy Del Grande, Timothy Hannibal, Richard Iannacone and Ronald Iannacone.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2013	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

EXHIBIT INDEX

10.1	Stock Purchase Agreement, dated December 12, 2013, among InterCloud Systems, Inc., Integration Partners-NY Corporation, Barton F. Graf, Jr., David C. Nahabedian and Frank Jadevaia

10.2	Securities Purchase Agreement, dated December 13, 2013, among InterCloud Systems, Inc. and investors signatory thereto.

10.3	Form of 8% Convertible Debenture

10.4	Registration Rights Agreement, dated December 13, 2013, among InterCloud Systems, Inc. and investors signatory thereto.

10.5
Voting Agreement, dated December 13, 2013, among InterCloud Systems, Inc., Mark Munro, Neil Oristano, Mark Durfee, Charles Miller, Lawrence Sands, Daniel Sullivan, Roger Ponder, Forward Investments LLC, Christo Klele, Mark Blynder, Jenny May, Dr. Vincent Zales, Guy Del Grande, Timothy Hannibal, Richard Iannacone and Ronald Iannacone.